UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 12, 2007
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                          Quest Minerals & Mining Corp.
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             (Exact name of registrant as specified in its charter)

           Utah                           000-32131               87-0429950
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(State or other jurisdiction             (Commission           (IRS Employer
     of incorporation)                   File Number)        Identification No.)

         18B East 5th Street, Paterson, NJ                    07524
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     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (973) 684-0075
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 1 - Registrant's Business and Operations

Item 1.01         Entry into a Material Definitive Agreement.

         See Item 5.01 below.

Section 3 - Securities and Trading Markets

Item 3.02         Unregistered Sales of Equity Securities.

         On January 17, 2007, we issued 260,000 shares of our Series C Preferred Stock, the terms of which are described in Item 3.03, to Eugene Chiaramonte, Jr., our President, Secretary, and sole director, under an indemnity agreement to indemnify him for a loss he incurred when he delivered a personal guarantee in connection with a loan agreement. See Item 5.01. The transaction was exempt pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03         Material Modification to Rights of Security Holders.

         On January 17, 2007, pursuant to a resolution passed by our board of directors under the authority of our articles of incorporation, as amended, we created a series of preferred stock of the company known as Series C Preferred Stock, par value $0.001 per share. The conversion price at which shares of common stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of any additional consideration by the holder thereof is the lesser of (i) $0.008 per share or (ii) 100% of the average of the 5 closing bid prices of the common stock immediately preceding such conversion date. Holders of the Series C Preferred Stock shall be entitled to receive dividends or other distributions with the holders of our common stock on an as converted basis when, as, and if declared by our board of directors. The holders of the Series C Preferred Stock shall also be entitled to receive, upon liquidation, an amount equal to $1.00 per share of the Series C Preferred Stock plus all declared but unpaid dividends with respect to such shares. The shares of Series C Preferred Stock are not redeemable.

         Pursuant to the articles of amendment to articles of incorporation establishing the Class C Preferred Stock, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series C Preferred Stock shall be entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C Preferred Stock held by such holder, (b) the number of issued and outstanding shares of our common stock, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.000008.

Section 5 - Corporate Governance and Management

Item 5.01         Changes in Control of Registrant.

         On January 12, 2007, we entered into an indemnity agreement with Eugene Chiaramonte, Jr., our President, Secretary, and sole director. Under the indemnity agreement, we issued 260,000 shares of our Series C Preferred Stock, the terms of which are described in Item 3.03, to Mr. Chiaramonte to indemnify him for a loss he incurred when he delivered a personal guarantee in connection with a loan agreement. Under the loan agreement, Mr. Chiaramonte personally guaranteed repayment of the loan and pledged 2,000,000 shares of our common stock held by him as collateral for the amounts loaned under the loan agreement. We eventually defaulted under the loan agreement, and the lender foreclosed on the shares which Mr. Chiaramonte had pledged. On the date of foreclosure, Mr. Chiaramonte's shares had a market value of approximately $260,000. The board of directors has determined that Mr. Chiaramonte delivered the guarantee and pledged the shares in the course and scope of his employment with us, as our director, and for our benefit. The board of directors has further determined that Mr. Chiaramonte's conduct was in good faith and that he reasonably believed that his conduct was in, or not opposed to, our best interests.

         The issuance of the Series C Preferred Stock to Mr. Chiaramonte effectively transferred control of the company to Mr. Chiaramonte.

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Item 5.03         Amendments to Articles of Incorporation or Bylaws: Change in
                  Fiscal Year.

         On January 17, 2007, we amended our articles of incorporation to create a series of preferred stock of the company known as Series C Preferred Stock, $0.001 par value per share. This amendment was approved by our board of directors without stockholder approval as authorized by our articles of incorporation, as amended, and Utah law. See Items 3.03 and 5.01 above.

Section 9 - Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

          (a)     Financial Statements of Businesses Acquired.
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                  Not applicable.

          (b)     Pro Forma Financial Information.
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                  Not applicable.

          (c)     Exhibits.
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                  3.1      Articles of Amendment to Articles of Incorporation
                  10.1     Indemnity Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          QUEST MINERALS & MINING CORP.
                                          (Registrant)


Date:  January 30, 2007                   By: /s/ EUGENE CHIARAMONTE, JR.
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                                              Eugene Chiaramonte, Jr., President

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